UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2015

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-190080	26-4333375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8441 Wayzata Blvd., Suite 240 Minneapolis, Minnesota	55426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 999-7330

12424 Wilshire Boulevard, Suite 745
Los Angeles, CA 90025
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2015, the board of directors (the “Board”) of BioSig Technologies, Inc. (the “Company”) approved an amendment (the “Equity Incentive Plan Amendment”) to the BioSig Technologies, Inc. 2012 Equity Incentive Plan (the “Equity Incentive Plan”), subject to stockholder approval of the Equity Incentive Plan Amendment, which occurred on May 22, 2015.  The Equity Incentive Plan Amendment amends the Equity Incentive Plan to revise its definition of “Fair Market Value” for purposes of awards granted pursuant to the Equity Incentive Plan to equal the arithmetic mean of the sales price for such stock for the ten trading days immediately preceding the date of determination if the Company’s common stock, par value $0.001 per share (the “Common Stock”) is then listed on any established stock exchange or national market system.

The foregoing summary of the Equity Incentive Plan Amendment is not complete, and is qualified in its entirety by reference to the full text of the Equity Incentive Plan Amendment filed as Exhibit 99.1 to this Current Report on Form 8-K and hereby incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2015, Jonathan Steinhouse submitted his resignation as a member of the Board, subject to acceptance by the Board, which occurred on May 22, 2015 (the “Effective Date”).

On the Effective Date, the Board appointed David Weild as a member of the Board, effective as of the Effective Date, to serve for a term expiring at the Company’s 2015 annual meeting of stockholders or until his successor is duly elected and qualified, or his earlier death, resignation or removal.

Mr. Weild, age 52, brings extensive financial, economic, stock exchange, capital markets, and small company expertise to the Company gained throughout his career on Wall Street.  Mr. Weild is founder, chairman and CEO of Weild & Co.  Prior to Weild & Co., Mr. Weild was vice chairman of NASDAQ and head of corporate finance and equity capital markets at Prudential Securities, Inc.  Mr. Weild holds an M.B.A. from the Stern School of Business and a B.A. from Wesleyan University.  He is also Chairman of the Board of the 9-11 charity Tuesday’s Children.

In connection with his appointment, effective the later to occur of (i) the date Mr. Weild executes his board service offer letter and (ii) the Effective Date (such date being the “Date of Grant”), the Company granted Mr. Weild (a) a stock option to purchase 250,000 shares of Common Stock with (i) an exercise price equal to the fair market value of the Common Stock on the Date of Grant, (ii) 50% of the shares vesting on the Date of Grant and (iii) 50% of the shares vesting on the first anniversary of the Date of Grant, and (b) a stock option to purchase an additional 50,000 shares of Common Stock with (i) an exercise price equal to the fair market value of the Common Stock on the Date of Grant and (ii) one-twelfth of the shares vesting on the same day of the month as the Date of Grant that occurs in each of the subsequent twelve months, in each case provided Mr. Weild is providing services to the Company through the applicable vesting dates (the “Weild Grant”). The Weild Grant is subject to the terms and conditions of the BioSig Technologies, Inc. 2012 Equity Incentive Plan and the Company’s standard form of stock option agreement.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Amendment No. 4 to the BioSig Technologies, Inc. 2012 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: May 29, 2015	By:	/s/ Gregory Cash
Name: Gregory Cash
Title: Chief Executive Officer